UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 19, 2024
Date of Report (Date of earliest event reported)

POLARIS INC.
(Exact name of registrant as specified in its charter)

Delaware			1-11411	41-1790959
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

2100 Highway 55	Medina	Minnesota		55340
(Address of principal executive offices)				(Zip Code)
(763) 542-0500
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, Stephen L. Eastman, President of Parts, Garments, and Accessories (PG&A) and Aftermarket, of Polaris Inc. (the “Company”), informed the Company of his decision to retire effective December 31, 2024. Mr. Eastman will cease to be an executive of the Company as of December 31, 2024, and Mr. Eastman’s responsibilities will be distributed to other leaders within the Company effective as of January 1, 2025. Prior to his departure from the Company, which is expected to occur in December 2025, Mr. Eastman will continue to be employed by the Company in a strategic advisory role and will continue to receive compensation at the level he currently receives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 22, 2024
POLARIS INC.

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President—General Counsel and Secretary